                                                                    EXHIBIT 28.4

                              ANIKA RESEARCH, INC.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
               FISCAL YEARS ENDED AUGUST 31, 1994, 1995, AND 1996

                                    BALANCE AT                       BALANCE AT
                                    BEGINNING                           END
                                     OF YEAR   ADDITIONS RETIREMENTS  OF YEAR
                                    ---------- --------- ----------- ----------
AUGUST 31, 1994
Classification:
  Reserve for potential losses on
   AMVISC manufacturing contract...  $520,757                         $520,757
                                     --------     ---      -------    --------
                                     $520,757       0            0    $520,757
                                     ========     ===      =======    ========
AUGUST 31, 1995
Classification:
  Reserve for potential losses on
   AMVISC manufacturing contract...  $520,757                         $520,757
                                     --------     ---      -------    --------
                                     $520,757       0            0    $520,757
                                     ========     ===      =======    ========
AUGUST 31, 1996
Classification:
  Reserve for potential losses on
   AMVISC manufacturing contract...  $520,757              520,757    $      0
                                     --------     ---      -------    --------
                                     $520,757       0      520,757    $      0
                                     ========     ===      =======    ========